UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2025

(Date of earliest event reported)

U.S. Lighting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1148 E 222nd Steet, Euclid, Ohio 44117
(Address of principal executive offices) (Zip Code)

216-896-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2025, Olga Smirnova stepped down as a member of the board of directors of US Lighting Group, Inc. (“USLG” or the “company”) due to personal circumstances. Ms. Smirnova will continue to support USLG as the company’s vice president of finance and administration.

We thank Ms. Smirnova for her years of service on the board and for her continued dedication to the company. At this time the company has not identified any new board members, but is in the process of conducting a search and will announce any additions to the board.

Item 8.01 Other Events.

On March 19, 2025, Taylor Bennington joined USLG as Vice President and General Counsel. Mr. Bennington will oversee all legal and regulatory matters, advise senior leadership on business strategy, and ensure the company’s continued compliance with industry regulations. Mr. Bennington, age 29, holds a Juris Doctor from the University of Akron and has experience in a range of legal disciplines, including corporate governance, contract negotiation, and regulatory compliance. He brings a wealth of legal and corporate experience to USLG, having spent more than a decade working with leading companies in a variety of sectors. Prior to joining the company, he served as an attorney for McGlinchey Stafford as an associate in the financial services litigation practice area. Previously, he was a managing attorney for Oath Law, Akron, Ohio where he played a pivotal role in that company’s growth, navigating complex legal challenges, mergers, acquisitions, and intellectual property management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Lighting Group, Inc.

Dated April 11, 2025	/s/ Patricia A. Salaciak
By Patricia A. Salaciak
Director of Marketing

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